As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYDROFARM HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4895761
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2249 South McDowell Boulevard Ext. Petaluma, California 94954	94954
(Address of Principal Executive Offices)	(Zip Code)

Hydrofarm Holdings Group, Inc. 2018 Equity Incentive Plan

Hydrofarm Holdings Group, Inc. 2019 Employee, Director and Consultant Equity Incentive Plan

Hydrofarm Holdings Group, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan

Amended and Restated Restricted Stock Unit Award Agreement

(Full title of the plans)

William Toler

Chairman and Chief Executive Officer

Hydrofarm Holdings Group, Inc.

2249 South McDowell Boulevard Ext.
Petaluma, California 94954

(707) 765-9990

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq. Member Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue, New York, NY 10017 (212) 935-3000 Facsimile: (212) 935-3000	B. John Lindeman Chief Financial Officer Hydrofarm Holdings Group, Inc. 2249 South McDowell Boulevard Ext. Petaluma, California 94954 (707) 765-9990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	5,434,178	(2)	$381,625,836.68 (2)	$41,635.38

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under the 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”), the 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”), the 2018 Equity Incentive Plan (the “2018 Plan”) and the Amended and Restated Restricted Stock Unit Agreement (the “RSU Agreement” and, together with the 2020 Plan, the 2019 Plan, and the 2018 Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for shares issuable upon the exercise of outstanding options granted under the Plans are based upon the weighted-average exercise prices of such outstanding options, and (b) for shares issuable upon the vesting of restricted stock units granted under the Plans and shares reserved for future grant or issuance under the Plans are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (February 8, 2021) within five business days prior to filing this Registration Statement. The chart below details the calculation of the registration fee.

Securities	Number of Shares	Offering Price per Share	Aggregate Offering Price
Shares issuable upon exercise of outstanding options granted under the 2020 Plan	74,009	$11.06	$818,539.54
Shares issuable upon the vesting of outstanding RSUs granted under the 2020 Plan	12,500	$82.44	$1,030,500.00
Shares reserved for future grant under the 2020 Plan	2,197,544	$82.44	$181,165,527.36
Shares issuable upon the vesting of outstanding RSUs granted under the 2019 Plan	756,973	$82.44	$62,404,854.12
Shares issuable upon exercise of outstanding options granted under the 2018 Plan	848,639	$10.46	$8,876,763.94
Shares issuable upon the vesting of outstanding RSUs granted under the 2018 Plan	726,689	$82.44	$59,908,241.16
Shares issuable upon the vesting of outstanding RSUs granted under the RSU Agreement	296,630	$82.44	$24,454,177.20
Previously issued and registered for resale (3)	521,194	$82.44	$42,967,233.36
Proposed Maximum Aggregate Offering Price			$381,625,836.68
Registration Fee with respect to the Plans			$41,635.38

(3) Represents shares of restricted common stock issued to employees of the Registrant pursuant to the 2019 Plan and the 2018 Plan to be registered for resale.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling stockholders named herein, which were previously issued to such selling stockholders pursuant to the 2018 Plan and the 2019 Plan. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

Hydrofarm Holdings Group, Inc.

521,194 Shares of Common stock

This prospectus relates to the offer and sale from time to time of up to 521,194 shares of our common stock that have been acquired by the selling stockholders listed on page 5 of this prospectus pursuant to their participation in the 2019 Employee, Director and Consultant Equity Incentive Plan and the 2018 Equity Incentive Plan. We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any future sales of the shares of our common stock offered hereby.

The selling stockholders may sell these shares of common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to the lock-up agreement further described herein. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of common stock. The shares of common stock may be sold through underwriters or dealers which the selling stockholders may select. If underwriters or dealers are used to sell the shares of common stock, we will name them and describe their compensation in a prospectus supplement. For further information regarding the possible methods by which the shares of common stock may be distributed, see “Plan of Distribution” beginning on page 5 of this prospectus.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “HYFM.” On February 12, 2021, the closing price of our common stock was $92.13 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 16, 2021

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THE COMPANY

We are a leading independent distributor and manufacturer of controlled environment agriculture (“CEA”, principally hydroponics) equipment and supplies, including a broad portfolio of our own innovative portfolio of proprietary branded products. We primarily serve the United States and Canadian markets, and believe we are one of the leading competitors by market share in these markets in an otherwise highly fragmented industry. For over 40 years, we have helped growers make growing easier and more productive. Our mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.

Hydroponics is the farming of plants using soilless growing media and often artificial lighting in a controlled indoor or greenhouse environment. Hydroponics is the primary category of CEA and we use the terms CEA and hydroponics interchangeably. Our products are used to grow, farm and cultivate cannabis, flowers, fruits, plants, vegetables, grains and herbs in controlled environment settings that allow end users to control key farming variables including temperature, humidity, CO2, light intensity spectrum, nutrient concentration and pH. Through CEA, growers are able to be more efficient with physical space, water and resources, while enjoying year-round and more rapid grow cycles as well as more predictable and abundant grow yields, when compared to other traditional growing methods.

We reach commercial farmers and consumers through a broad and diversified network of over 2,000 wholesale customer accounts, who we connect with primarily through our proprietary eCommerce marketplace. Over 80% of our net sales are into the specialty hydroponic retailers, through which growers are able to enjoy specialized merchandise assortments and knowledgeable staff. We also distribute our products across the United States and Canada to a diversified range of retailers of commercial and home gardening equipment and supplies that include garden centers, hardware stores, eCommerce retailers, commercial greenhouse builders, and commercial resellers.

We were incorporated in Delaware in January 2017 under the name Innovation Acquisition One Corp. Our predecessor company, originally called Applied Hydroponics, Inc., was founded in 1977 in Northern California. We changed our name to Hydrofarm Holdings Group, Inc. on August 3, 2018. Our principal executive offices are located at 2249 South McDowell Blvd Ext., Petaluma, California, 94954 and our telephone number is (707) 765-9990. Our website address is www.hydrofarm.com. The information contained on, or that can be accessed through, our website is not, and shall not be deemed to be part of, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the documents incorporated by reference herein. Such risks, uncertainties, and other factors include, among others, the following risks, uncertainties, and factors:

•	general economic and financial conditions, specifically in the United States and Canada;

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•	the adverse effects of public health epidemics, including the recent COVID-19 outbreak, on our business, results of operations and financial condition;
•	federal and state legislation and regulations pertaining to the use and cultivation of cannabis in the United States, and such laws and regulations in Canada;
•	the costs of being a public company;
•	our ability to keep pace with technological advances;
•	our ability to successfully identify appropriate acquisition targets, successfully acquire identified targets or successfully integrate the business of acquired companies;
•	the success of our marketing activities;
•	a disruption of breach of our information technology systems;
•	our current level of indebtedness;
•	our dependence on third parties;
•	the performance of third parties on which we depend;
•	the fluctuation in the prices of the products we distribute;
•	competitive industry pressures;
•	the consolidation of our industry;
•	compliance with environmental, health and safety laws;
•	our ability to obtain and maintain protection for our intellectual property and proprietary rights;
•	our ability to protect and defend against litigation, including claims related to intellectual property and proprietary rights;
•	product shortages and relationships with key suppliers;
•	our ability to attract key employees;
•	the volatility of the price of our common stock;
•	the marketability of our common stock;
•	and other risks and uncertainties, including those listed in “Risk Factors” included in this prospectus and in our Registration Statement on Form S-1, as amended, and any other reports that we have filed or will file with the SEC, which are incorporated by reference herein.

There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the documents incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus may not contain all of the risks, uncertainties, and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements in this prospectus and the documents incorporated by reference herein apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Registration Statement on Form S-1, and any risk factors set forth in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from any future sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby, following the expiration of their lock-up agreements.

SELLING STOCKHOLDERS

The common stock being registered by this prospectus consists of 521,194 shares that are currently held by the selling stockholders, and were issued to the selling stockholders pursuant to award agreements by and between the Company and the selling stockholders under one or more of the Plans in connection with their service with the Company. All of the selling stockholders are current employees of the Company.

We are registering these shares of common stock to permit the selling stockholders to resell these shares when they deem appropriate. The selling stockholders may resell all, a portion, or none of the shares of common stock, at any time and from time to time, following the expiration of their lock-up agreements. The selling stockholders entered into lock-up agreements in connection with the Company’s initial public offering in which they agreed that they will not sell, directly or indirectly, any shares of common stock until June 7, 2021 (subject to certain exceptions) without the prior written consent of the representatives of the underwriters of the initial public offering. The selling stockholders may also sell, transfer or otherwise dispose of some or all of the shares of common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when, if or in what amounts the selling stockholders may offer the shares of common stock for sale under this prospectus.

The following table sets forth: (i) the name of each selling stockholder; (ii) the number of shares of common stock that the selling stockholder beneficially owned as of February 12, 2021 prior to the offering for resale of the shares of common stock under this prospectus; (iii) the number of shares of common stock that may be offered for resale for the account of the selling stockholder under this prospectus; and (iv) the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such selling stockholder).

Selling Security Holder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After Offering(1)	% of Shares of Common Stock Beneficially Owned After Offering(2)
William Toler	926,223	411,954	514,269	1.5%
Terence Fitch	150,255	109,240	41,015	*

*	Less than 1%

(1)	Assumes that all of the shares of common stock held by each selling stockholder and being offered under this prospectus are sold, and that no selling stockholder will acquire additional shares of common stock before the completion of this offering.

(2)	The percentages are based on 33,750,568 shares of common stock outstanding as of February 12, 2021. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of their shares of common stock acquired in connection with the provision of services to the Company. The selling stockholders may sell the shares of common stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the selling stockholders can presently estimate the amount of this compensation.

The common stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the common stock may be then listed.

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the selling stockholders.

The selling stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” under the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The shares to be offered or resold by means of this reoffer prospectus by the selling stockholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; provided; however, that such limitation will no longer be applicable when the Company satisfies the requirements for use of Form S-3. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Hydrofarm Holdings Group, Inc. as of and for the year ended December 31, 2019, and the related 2019 financial statement schedule, incorporated in this prospectus by reference from the Prospectus dated December 9, 2020 filed with the Securities and Exchange Commission on December 11, 2020 pursuant to Rule 424(b)(4) of the Securities Act in connection with the Registration Statement No. 333-250037 of Hydrofarm Holdings Group, Inc., have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of FASB ASC Topic 842, Leases). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Hydrofarm Holdings Group, Inc. as of and for the year ended December 31, 2018 incorporated by reference from the Prospectus dated December 9, 2020 filed with the Securities and Exchange Commission on December 11, 2020 pursuant to Rule 424(b)(4) of the Securities Act in connection with the Registration Statement No. 333-250037, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedule are incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the internet website maintained by the Commission at http://www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1.	The prospectus dated December 9, 2020, filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act, filed on December 11, 2020, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-250037), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

2.	The description of the common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act, on December 7, 2020, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Hydrofarm Holdings Group, Inc.

2249 South McDowell Boulevard Ext.
Petaluma, California 94954
(707) 765-9990

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)    the Registrant’s Prospectus dated December 9, 2020 filed with the Commission on December 11, 2020 pursuant to Rule 424(b)(4) of the Securities Act in connection with the Registrant’s Registration Statement on Form S-1 (No. 333-250037) which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)    the description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39773) filed with the Commission on December 7, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant with the Commission after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents (the “Incorporated Documents”).

Any statement contained herein or in any Incorporated Document shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

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Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Charter, or Charter, provides that no director shall be personally liable for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law or any other law of the State of Delaware permits the limitation or elimination of the liability of directors. Our Charter further provides that any repeal or modification of such article by our stockholders or amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Amended and Restated Bylaws, or the Bylaws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V, Section 2 of the Bylaws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, the Bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or Bylaws, agreement, vote of stockholders or otherwise. Furthermore, Article V, Section 6 of the Bylaws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article V of the Bylaws.

In connection with the sale of common stock being registered hereby, we have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the Charter and Bylaws.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
3.1	Amended and Restated Certificate of Incorporation of Hydrofarm Holdings Group, Inc.	Form S-1 (Exhibit 3.1)	November 12, 2020	333-250037

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Hydrofarm Holdings Group, Inc.	Form S-1/A (Exhibit 3.2)	December 1, 2020	333-250037

4.4	Amended and Restated Bylaws of Hydrofarm Holdings Group, Inc.	Form S-1/A (Exhibit 3.4)	December 1, 2020	333-250037

4.1	Specimen Common Stock Certificate of Hydrofarm Holdings Group, Inc.	Form S-1 (Exhibit 4.1)	November 12, 2020	333-250037

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of MNP, LLP, independent registered public accounting firm.

23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to this Registration Statement).

99.1	2020 Employee, Director and Consultant Equity Incentive Plan.	Form S-1/A (Exhibit 10.38)	December 1, 2020	333-250037

99.2	Form of Stock Option Agreement under the 2020 Employee, Director and Consultant Equity Incentive Plan.	Form S-1/A (Exhibit 10.39)	December 1, 2020	333-250037

99.3*	Form of Restricted Stock Unit Award Agreement under the 2020 Employee, Director and Consultant Equity Incentive Plan.

99.4	2019 Employee, Director and Consultant Equity Incentive Plan.	Form S-1 (Exhibit 10.36)	November 12, 2020	333-250037

99.5	Form of Stock Option Agreement under the 2019 Employee, Director and Consultant Equity Incentive Plan.	Form S-1 (Exhibit 10.37)	November 12, 2020	333-250037

99.6	2018 Equity Incentive Plan.	Form S-1 (Exhibit 10.34)	November 12, 2020	333-250037

99.7	Form of Stock Option Agreement under the 2018 Equity Incentive Plan.	Form S-1 (Exhibit 10.35)	November 12, 2020	333-250037

99.8*	Amended and Restated Restricted Stock Unit Award Agreement.

*  Filed herewith

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Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, California on February 16, 2021.

Hydrofarm Holdings Group, Inc.

/s/ William Toler
William Toler
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of Hydrofarm Holdings Group, Inc. whose signature appears below hereby severally constitutes and appoints William Toler and B. John Lindeman, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Hydrofarm Holdings Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ William Toler	Chief Executive Officer and Chairman of the Board	February 16, 2021
William Toler	(Principal Executive Officer)

/s/ B. John Lindeman	Chief Financial Officer	February 16, 2021
B. John Lindeman	(Principal Financial and Accounting Officer)

/s/ Susan Peters	Director	February 16, 2021
Susan Peters

/s/ Patrick Chung	Director	February 16, 2021
Patrick Chung

/s/ Renah Persofsky	Director	February 16, 2021
Renah Persofsky

/s/ Richard D. Moss	Director	February 16, 2021
Richard D. Moss

/s/ Melisa Denis	Director	February 16, 2021
Melisa Denis

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